SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549
                              FORM 8-K

                          CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        January 15, 2018
                         Date of Report
                 (Date of Earliest Event Reported)

               BIOSTAR ANGEL STEM CELL CORPORATION
         (Exact Name of Registrant as Specified in its Charter)

                LILY GROVE ACQUISITION CORPORATION
        (Former Name of Registrant as Specified in its Charter)

Delaware                     000-55810               82-1873024
(State or other      (Commission File Number)      (IRS Employer
jurisdiction 					     Number)
of incorporation)

                   419 Hindry Avenue, Suite E
                  Inglewood, California 90301
         (Address of principal executive offices) (zip code)

                           424-227-9568
         (Registrant's telephone number, including area code

ITEM 3.02 Unregistered Sales of Equity Securities

     On January 16, 2018, Biostar Angel Stem Cell Corporation (formerly Lily Grove Acquisition Corporation). (the "Registrant" or the "Company") issued 10,180,000 shares of its common stock pursuant to Section 4(a)(2) of the Securities Act of 1933 at par representing 95.3% of the total outstanding10,680,000 shares of common stock as follows:

          Ra, Jeong Chan           4,500,000
          R-bio Co. Ltd.           2,000,000
          Nature Cell Co. Ltd.     2,500,000
          Kim, Ju Sun                100,000
          Ban, Eun Chong             100,000
          Byun, Dae Jung             100,000
          Shin, Dong Ek              200,000
          Shin, Yoon Shik            100,000
          Yonemitsu Yoshikazu        200,000
          Itoh Naoko                 200,000
          Kim, Hyun Ttai              30,000
          Woo, Sang Kyu               30,000
          Choi, In Su                 30,000
          Choi, Kyung Ho              30,000
          Lee, Hang Young             30,000
          Kim, Ju Hyung               30,000

     Ra, Jeong Chan is the CEO, president and director of R-bio Co. Ltd. and Nature Cell Co. Ltd, which own 2,000,000 and 2,500,000 shares of common stock, respectively.

     The Company also filed with the State of Delaware a Certificate of Designation for its Series A Preferred Stock and issued 10,000,000 shares of its Preferred stock to Ra,Jeong Chan.

     Each share of Series A Preferred Stock is entitled to 10 votes on all matters entitled to vote thereon. With the issuance of 10,000,000 shares of Series A Preferred Stock, Mr. Ra, Jeong Chan has more than
98% of the total current outstanding voting power of the Company which total current outstanding shares include 10,680,000 shares of common stock and 10,000,000 shares of Series A Preferred Stock (with each share of Series A Preferred Stock entitled to 10 votes) for an aggregate of 110,680,000 outstanding votes on all matters allowed thereon .

     With the issuance of the stock and the redemption of 19,500,000 shares of stock (discussed below), the Company effected a change in its control and the new majority shareholder(s) elected new management of the Company.

     The Company intends to acquire R-Japan Co. Ltd. a private overseas company engaged in the stem cell treatment industry. No agreements have been finalized or executed regarding any acquisition or other business combination. The Company changed its name as part of the change in control. If the Company makes any acquisitions, mergers or other business combination, the Company will file a Form 8-K but until such time the Company remains a shell company.

ITEM 5.01     Changes in Control of Registrant

    On January 15, 2018, the following events occurred which resulted in a change of control of the Registrant:

         The Registrant cancelled an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding stock valued at par.

         The then current officers and directors resigned.

         New officer(s) and director(s) were appointed and elected.

    The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission on Form 10-12G filed on July 7, 2017as amended and supplemented by the information contained in this report.

    The Registrant has been formed to develop the use of stem cells, specifically the use of human adipose-derived multipotent stem cell technology. This technology is designed particularly to treat incurable diseases using cells with self-renewing ability and the most advanced bio engineering technologies. The Registrant anticipates using stem cells with self-renewing ability and the most advanced bio engineering technologies to treat or combat incurable diseases. The Registrant anticipates developing its technology and treatments and establishing a stem cell bank in the United States.

ITEM 5.02     Departure of Directors or Principal Officers;
              Election of Directors

    On January 15, 2018, the following events occurred:

         James M. Cassidy resigned as the Registrant's president, secretary and director.

         James McKillop resigned as the Registrant's vice president and director.

         Ms. Ra, Keewon was named the sole director of the Registrant:

    The following persons were named to the offices of the Registrant appearing next to their names:

         Ms. Ra, Keewon     Chief Executive Officer, Secretary
                                  and Chief Financial Officer

    Ra, Keewon serves as Chief Executive Officer, Secretary, Chief Financial Officer and the sole director of the Registrant. The Registrant anticipates that it will effect a business combination with a stem cell technology company but no agreements or contracts have been executed. Ms. Ra serves as compliance officer at R-Bio, a regenerative disease technology company. She is a member of the R-Japan's Committee on Regenerative Medicine Assessment and drafted the safety plan for treatment. She is an expert in the medical malpractice and medical law areas and is quite familiar in Japanese Regenerative Medicine technology, law and application.




                    SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                             BIOSTAR ANGEL STEM CELL CORPORATION


Date: January 16, 2018       /s/   Ra, Keewon